Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

MFA Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	$300,000,000(1)	100%	$300,000,000	0.00014760	$44,280

Total Offering Amount						$300,000,000		$44,280
Total Fees Previously Paid
Total Fee Offsets								$44,280
Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	MFA Financial, Inc.	424(b)(5)	333-233337	August 16, 2019		$44,280(2)	Equity	Common Stock, par value $0.01 per share		$389,958,753.52
Fee Offset Sources	MFA Financial, Inc.	424(b)(5)	333-233337		August 16, 2019						$44,280 (2)

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-267632.

(2)	On August 16, 2019, the registrant filed a prospectus supplement (the “2019 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-233337) and concurrently submitted a fee of $48,480. The 2019 Prospectus Supplement related to the registrant’s offer and sale from time to time of the registrant’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $400 million under an at-the-market program (the “2019 ATM Program”). As of the date of this prospectus supplement, the 2019 ATM Program has terminated with approximately $390 million remaining unsold under the 2019 ATM Program (the “Unsold Shares”), and $47,263 of the registration fee previously paid is attributable to the Unsold Shares (the “Unused Fee”). Pursuant to Rule 457(p) under the Securities Act, $44,280 of the Unused Fee is applied to the filing fees payable hereby, and the remaining $2,983 of the Unused Fee remains available to be applied to the filing fees payable in connection with future offerings by the registrant.